Exhibit 23(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Western Resources, Inc. (the Company) on Form S-3 of our report dated January 30, 1998, on our audits of the consolidated financial statements of Kansas City Power & Light Company and Subsidiary as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in Kansas City Power & Light Company and Subsidiary's Annual Report on Form 10-K, an exhibit in the Company's July 13, 1998 Current Report on Form 8-K. We Also consent to the reference to our firm under the caption "Experts."



                                       /s/ Pricewaterhouse Coopers LLP
                                       -------------------------------
                                           Pricewaterhouse Coopers LLP



Kansas City, Missouri
July 22, 1998